Exhibit 10.12(f)

RESTRICTED STOCK UNIT AGREEMENT FOR NON-EMPLOYEE DIRECTORS
UNDER THE IMMUNOGEN, INC.
AMENDED AND RESTATED 2018 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

Name of Grantee: [•]

No. of Restricted Stock Units Granted: [•]

Grant Date: [•]

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units granted by ImmunoGen, Inc. (the “Company”) to the individual named above (the “Grantee”), pursuant to the ImmunoGen, Inc. Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan (as amended from time to time, the “Plan”).  The Company hereby grants, on the date set forth above (the “Grant Date”), the number of restricted stock units listed above (the “Restricted Stock Units”) to the Grantee, giving the Grantee a contingent entitlement to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Common Stock (a “Share”) with respect to each Restricted Stock Unit forming part of the Award, subject to adjustment pursuant to paragraph 25 of the Plan in respect of transactions occurring after the date hereof.

1.Restrictions on Transfer of Award.  The Award may not be transferred except as expressly permitted under paragraph 13 of the Plan.
2.Vesting of Award.  [The Award shall vest as to one hundred percent (100%) of the Restricted Stock Units on the one-year anniversary of the Grant Date, or, if sooner, on the date of the Company’s next annual meeting of shareholders following the Grant Date, provided in each case that the Grantee is then, and since the Grant Date has continuously been, a member of the Board of Directors.]1 [The Award shall vest as to one-third (1/3) of the Restricted Stock Units on each of the first, second, and third anniversaries of the Grant Date, with the number of Restricted Stock Units that vests on any such date being rounded down to the nearest whole Restricted Stock Unit, except for the third anniversary of the Grant Date when one hundred percent (100%) of the Restricted Stock Units shall be vested, provided in each case that the Grantee is then, and since the Grant Date has continuously been, a member of the Board of Directors.]2

Notwithstanding the foregoing, all unvested Restricted Stock Units shall vest immediately prior to the occurrence of a Change of Control, provided that the Grantee is then, and since the Grant Date has continuously been, a member of the Board of Directors.

3.Forfeiture.  In the event the Grantee ceases to be a member of the Board of Directors prior to the applicable vesting date(s), all Restricted Stock Units that have not vested as of the Grantee’s cessation of service on the Board of Directors shall be immediately forfeited to the Company for no consideration; provided, however, that in the event of the cessation of the

1 Note to Draft: To be included for annual grants.

2 Note to Draft: To be included for initial grants.

Grantee’s service as a member of the Board of Directors due to the death or Disability of the Grantee, upon such cessation of service, the Award to the extent then unvested, shall vest in full.
4.Delivery of Shares; Settlement of Award.
(a)Except as otherwise elected pursuant to any timely and valid deferral election form submitted under the ImmunoGen, Inc. 2004 Non-Employee Director Compensation and Deferred Share Unit Plan (as amended from time to time, the “Deferral Plan”), the Company shall, as soon as practicable and in all events no later than thirty (30) days following the applicable vesting date, transfer to the Grantee (or, in the event of the Grantee’s death, to the person to whom the Award has passed by will or the laws of descent and distribution) the number of Shares that equals the vested portion of the Award.  No Shares will be transferred pursuant to the Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Administrator.
(b)The Grantee understands that once Shares have been delivered by book entry to the Grantee in respect of the Restricted Stock Units, the Grantee will be free to sell such Shares, subject to applicable requirements of federal and state securities laws and compliance with all Company policies relating to trading in Company securities.
(c)Until such time as Shares are issued to the Grantee pursuant to Section 4(a), the Grantee shall have no rights as a stockholder with respect to any shares of Common Stock underlying the Award, including, but not limited to any voting rights, provided however, that (i) with respect to Restricted Stock Units for which a deferral election has not been made under the Deferral Plan, upon the delivery of any Shares in respect of any vested Restricted Stock Units subject hereto, the Grantee shall be entitled to a cash payment by the Company in an amount equal to the amount that the Grantee would have received, if any, as a regular cash dividend had the Grantee held such Shares from the Grant Date to the date such Shares are delivered hereunder, and (ii) with respect to Restricted Stock Units for which a deferral election has been made under the Deferral Plan, the terms of the Deferral Plan shall govern.
5.Forfeiture; Recovery of Compensation. The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, the Award, the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Award, under the Award, including the right to any Shares acquired under the Award or proceeds from the disposition thereof, are subject to paragraph 34 of the Plan (including any successor provision). The Grantee further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Restricted Stock Units. Nothing in the preceding sentence may be construed as limiting the general application of Section 6 of this Agreement.
6.Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in paragraphs 4 and 25 of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.  The Grantee acknowledges receipt of a copy of the Plan.
7.Tax Withholding.  The Grantee understands that he or she (and not the Company) shall be responsible for his or her own tax liability arising from or due in connection with the grant or vesting of the Restricted Stock Units and/or the delivery of any Shares hereunder.  The Company shall have no liability or obligation relating to the foregoing.
8.No Guarantee of Tax Consequences.  The Company makes no guarantee of any tax consequences associated with the Award. The Award is intended to be exempt from, or comply with, Section 409A of the Code and shall be construed by the Administrator accordingly.  Notwithstanding the preceding, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A of the Code.
9.Notice.  Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
10.Continuation of Service.  Neither the grant of the Award, nor the issuance of Shares pursuant to the Award, will confer upon the Grantee any rights with respect to continuation of service as a director of the Company, any right to otherwise be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge the Grantee at any time, or affect any right of the Grantee to terminate his or her service at any time.
11.Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.
12.Data Privacy.  By entering into this Agreement, the Grantee acknowledges that the processing of certain personal data by the Company and each Affiliate (and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services) is necessary for the performance of contractual duties to the Grantee under this Agreement in order to facilitate the grant of the Award and the issuance of Shares and the administration of the Plan.  Any storage, transfer or processing of personal data shall be in accordance with applicable law and, where required, in accordance with any Company Privacy Notice made available to the Grantee.
13.Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IMMUNOGEN, INC.

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Grantee’s Signature

Grantee’s name and address: